Exhibit 4.1

SECOND AMENDMENT TO CREDIT AGREEMENT

dated as of October 10, 2024

among

TREX COMPANY, INC.,
as the Borrower,

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,
as the Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,

TD BANK, N.A.,

as Syndication Agent,

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

BofA SECURITIES, INC.,
as Sole Lead Arranger and Sole Bookrunner

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of October 10, 2024 (the “Second Amendment Effective Date”) is entered into among TREX COMPANY, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto (if any), the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, are parties to that certain Credit Agreement dated as of May 18, 2022, as amended by that certain First Amendment dated as of December 22, 2022 (as further amended, modified, supplemented, increased, extended, restated, renewed, refinanced and replaced from time to time prior to the Second Amendment Effective Date, the “Credit Agreement”);

WHEREAS, the Borrower has requested that (a) each Revolving B Lender extend the Maturity Date of its Revolving B Commitment and (b) the Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Amendment; and

WHEREAS, (a) each Revolving B Lender is willing to extend the Maturity Date for its Revolving B Commitment and (b) each party hereto is willing to amend the Credit Agreement as set forth below, subject to the terms and conditions specified in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Amendment to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2 below, the reference to “December 22, 2024” in the definition of “Maturity Date” under Section 1.01 of the Credit Agreement shall be amended to read “December 22, 2026”.
2.
Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:
(a)
Receipt by the Administrative Agent of counterparts of this Amendment duly executed by (i) a Responsible Officer of each Loan Party and (ii) each Revolving B Lender.
(b)
Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Second Amendment Effective Date, in form and substance satisfactory to the Administrative Agent.
(c)
Receipt by the Administrative Agent of a certificate of each Loan Party, in each case, duly executed by a Responsible Officer of each such Loan Party, dated as of the Second Amendment Effective Date, (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to this Amendment and the transactions contemplated hereby (including the extension of the Maturity Date for the Revolving B Commitments), and (ii) certifying as to the incumbency, identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party.
(d)
Receipt by the Administrative Agent of such documents and certifications as the Administrative Agent may require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.
(e)
Receipt by the Administrative Agent and the Lenders of all fees and expenses, if any, owing pursuant to that certain Fee Letter dated as of August 29, 2024 by and among the Borrower, the Administrative Agent and BofA Securities, Inc.
(f)
The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Second Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Second Amendment Effective Date specifying its objections.

3.
Miscellaneous.
(a)
The Loan Documents and the obligations of the Loan Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended hereby.
(b)
Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment and the transactions contemplated hereby, (ii) affirms all of its obligations under the Loan Documents to which it is a party and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents to which it is a party. Each Loan Party hereby acknowledges that, as of the Second Amendment Effective Date, the security interests and Liens granted to the Administrative Agent for the benefit of the holders of the Obligations under the Collateral Documents to secure the Obligations are in full force and effect, are properly perfected, and are enforceable in accordance with the terms of the Security Agreement and the other Loan Documents.
(c)
Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(i)
The execution, delivery and performance by such Loan Party of this Amendment (A) are within such Loan Party’s organizational powers, (B) have been duly authorized by all necessary Organizational Action, (C) require no action by or in respect of, or filing with, any Governmental Authority, (D) do not contravene, or constitute a default under, any provision of applicable Law or of the Organization Documents of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument

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binding upon such Loan Party or any of its Subsidiaries, and (E) do not result in the creation or imposition of any Lien on any asset of such Loan Party or any of its Subsidiaries, except for a Lien in favor of the Administrative Agent pursuant to the Collateral Documents.
(ii)
This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, subject to general principles of equity and to Debtor Relief Laws and similar laws affecting the enforcement of creditors’ rights generally.
(iii)
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment or the Credit Agreement.
(iv)
After giving effect to this Amendment: (A) the representations and warranties of such Loan Party set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Second Amendment Effective Date with the same effect as if made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and (B) no Default has occurred and is continuing or would result from the transactions contemplated by this Amendment.
(d)
This Amendment may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or in any other electronic format (such as .pdf format) shall be effective as delivery of a manually executed original counterpart of this Amendment. Subject to Section 11.17 of the Credit Agreement, execution of this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be.
(e)
This Amendment is a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon the effectiveness hereof, all references to the “Credit Agreement” set forth in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement, as amended by this Amendment.
(f)
THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF VIRGINIA. This Amendment shall be further subject to the terms and conditions of Sections 11.14 and 11.15 of the credit agreement,

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the terms of which are incorporated herein by reference as if fully set forth herein.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to Credit Agreement to be duly executed and delivered by a duly authorized officer as of the date first above written.

BORROWER: TREX COMPANY, INC.,
a Delaware corporation

By:

Name:

Title:

[SIGNATURE PAGES CONTINUE]

TREX COMPANY, INC.

SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

LENDERS: bank of america, n.a., as a Lender, an L/C Issuer and Swing Line Lender

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

PNC BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

TD BANK, N.A.

By:

Name:

Title:

TREX COMPANY, INC.

SECOND AMENDMENT TO CREDIT AGREEMENT

AFSDOCS:300323756.1

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